UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/16/2009

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  -

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 16, 2009, The Pep Boys - Manny, Moe & Jack (the "Company") entered into a Credit Agreement among the Company, Bank of America, N.A., as Administrative Agent, and the other parties thereto (the "Credit Agreement") that provides for line of credit borrowings up to $300,000,000. Borrowings under the Credit Agreement (i) bear interest at a rate between London Interbank Offered Rate (LIBOR) plus 2.75% and LIBOR plus 3.25% depending upon availability, (ii) are secured by inventory, receivables and general intangibles and (iii) mature on January 16, 2014.

The Credit Agreement replaced the Company's Second Amended and Restated Loan and Security Agreement, dated June 29, 2007, between the Company, Wachovia Bank, N.A., as Administrative Agent, and the other parties thereto, which was scheduled to mature on December 9, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: January 16, 2009	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
VP - General Counsel & Secretary